                              SCHEDULE 14A PRIVATE
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant
         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:
         [X]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ ]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      SPATIALIZER AUDIO LABORATORIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
         (5)  Total fee paid:

              ------------------------------------------------------------------
         [ ]  Fee paid previously with preliminary materials.

              ------------------------------------------------------------------
         [ ] Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

              ------------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------
         (3)  Filing Party:

              ------------------------------------------------------------------
         (4)  Date Filed:

              ------------------------------------------------------------------

August   , 1998

Dear Stockholder:

     On behalf of the Board of Directors (the "Board"), I cordially invite you to a special meeting of the stockholders (the "Special Meeting") of Spatializer Audio Laboratories, Inc. (the "Company") which will be held on October 29, 1998 at 10:30 a.m. at the Company's executive office, located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364. I hope that you will be able to attend in person. Following the formal business of the Special Meeting, management will be available to respond to your questions.

     At the Special Meeting, stockholders will be asked to consider and vote upon the following matters:

          (1) to approve a "1-for-6 reverse split" of the Company's authorized and outstanding shares of Common Stock (the "Reverse Stock Split"); and

          (2) to consider and vote on such other matters as may properly be presented incident to the conduct of the Special Meeting or any adjournment or postponement thereof.

     After careful consideration and consultation with its legal and financial advisors, the Board has approved, and recommends that the stockholders vote FOR, the Reverse Stock Split. The Reverse Stock Split requires the approval of the majority of the outstanding shares of Common Stock.

     The Board of Directors believes the Reverse Stock Split will rationalize the number of outstanding shares, will enhance the acceptability of the Common Stock in the financial community and the investing public and will assist the Company in maintaining its NASDAQ listing. For a further discussion of the purpose and effect of the Reverse Stock Split, see "REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK -- Purpose and Effect of the Reverse Stock Split" in the accompanying Proxy Statement.

     Details of the Reverse Stock Split proposal and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by stockholders.

     I hope that you will attend the Special Meeting. Whether or not you plan to attend the Special Meeting and regardless of the number of shares of stock you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          SPATIALIZER AUDIO LABORATORIES, INC.

                                          STEVEN D. GERSHICK
                                          Chairman of the Board
                                          President and CEO

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Notice is hereby given that Spatializer Audio Laboratories, Inc. (the "Company") will hold a Special Meeting of Stockholders on October 29, 1998 at 10:30 a.m., at the Company's executive office, located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, for the following purposes:

          Proposal I: To approve the proposal of the Board of Directors to effect a 1-for-6 reverse split of the Company's authorized and outstanding shares of Common Stock; and

          To act upon other matters that may properly come before the meeting.

     The Board of Directors has fixed September 15, 1998, as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.

     At the Special Meeting, each share of Common Stock represented at the meeting will be entitled to one (1) vote on each matter properly brought before the Special Meeting.

     Your attention is directed to the accompanying Proxy Statement. Stockholders who do not expect to attend the Special Meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

DATED: August   , 1998

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Steven D. Gershick
                                          President and Chief Executive Officer

     YOUR BOARD OF DIRECTORS HAS REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF PROPOSAL I. THE BOARD BELIEVES THAT PROPOSAL I IS FAIR TO, AND IN THE BEST INTEREST OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED PROPOSAL I AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ITS APPROVAL.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1998

     The accompanying proxy is solicited by the Board of Directors of Spatializer Audio Laboratories, Inc. (the "Company") for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on October 29, 1998, at 10:30 a.m., at the Company's executive office, located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, and at any adjournments or postponements of the Special Meeting. This proxy statement and
accompanying proxy will be mailed beginning on or about             , 1998, to
give holders of Common Stock of the Company of record on September 15, 1998 (the "Record Date"), an opportunity to vote at the Special Meeting.

     1. Proposal I: To approve the proposal of the Board of Directors to effect a 1-for-6 reverse split of the Company's authorized and outstanding shares of Common Stock (the "Reverse Stock Split"); and

     2. To act upon other matters that may properly come before the meeting.

     The Board of Directors has fixed September 15, 1998 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.

VOTING

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy, signing and dating the proxy and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of Proposal I, and at their discretion on any other matters that may properly come before the Special Meeting. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals. Therefore, a failure by a stockholder to return a proxy and indicate their vote on Proposal I will, in effect, be treated as a non-vote on Proposal I, since shares cannot be counted as voting "FOR" the Proposal I if a proxy is not returned.

     The approval of Proposal I requires that the Company's Certificate of Incorporation be amended. Under the Delaware General Corporations Act, Section 242, amendment of the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL I TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT THE ONE-FOR-SIX REVERSE SPLIT OF THE COMPANY'S AUTHORIZED AND OUTSTANDING COMMON STOCK.

     A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE STOCKHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

     THE SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOR OF THE MATTERS DESCRIBED IN THE PROXY.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the executive office of the Company located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California, 91364, or at Harris Trust Company of California located at 601 South Figueroa, 49th Floor, Los Angeles, California 90017 (the "Exchange Agent"), at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

OUTSTANDING COMMON STOCK

     Holders of record of Common Stock at the close of business on September 15, 1998 ("Record Date") will be entitled to receive notice of and vote at the Special Meeting. The Company is authorized to issue 50,000,000 shares of Common Stock, par value of $0.01 US per share ("Common Stock") and 1,000,000 shares of Preferred Stock, par value of $0.01 US per share ("Preferred Stock"). On the
Record Date, there were           shares of Common Stock and           shares of
Preferred Stock authorized and outstanding. The holders of Common Stock are entitled to one (1) vote for each share held. All matters presented to the meeting require approval by simple majority of votes cast at the meeting.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

                                  PROPOSAL I.

            REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

GENERAL

     The Board of Directors of the Company has authorized a vote by the stockholders on the 1-for-6 Reverse Stock Split of the authorized and outstanding shares of Common Stock. The Reverse Stock Split, if adopted, will be effected pursuant to an amendment of the Certificate of Incorporation (the "Amended Certificate"), which has been unanimously approved by the Board of Directors and recommended to the stockholders for their approval at the Special Meeting. A copy of the Amended Certificate is attached as Exhibit A. If the Reverse Stock Split is approved and the Amended Certificate is adopted, each share of Common Stock issued and outstanding as of the close of business on the date the Amended Certificate is approved by the stockholders of the Company (the "Effective Date") will be converted into one-sixth of one share of Common Stock, with any resulting fractional shares being rounded up to the nearest whole share.

     However, under the Amended Certificate, the Board of Directors will have the authority to determine, in its sole discretion, that it is in the best interest of the Company to abandon the Reverse Stock Split at any time prior to the vote at the Special Meeting.

     The Reverse Stock Split, if it occurs, will not affect any stockholder's proportionate equity interest in the Company (other than as a result of the additional shares issued in lieu of fractional shares as discussed below) or the relative rights, preferences, privileges or priorities of any stockholder. In addition, pursuant to the terms of the Company's stock option plans, warrants and preferred stock, the number of shares issuable upon the exercise of outstanding options and warrants, and the conversion of convertible preferred stock, and the related exercise or conversion price per share, will be proportionately adjusted.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

     The principal effect of the Reverse Stock Split will be to decrease the
number of outstanding shares of Common Stock from                shares, as of
the Record Date, to approximately                shares, (assuming that the
Reverse Stock Split occurred on the Record Date). The respective voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split (other than as a result of the issuance of additional shares in lieu of fractional shares as discussed below), and the par value of the Common Stock will remain at $0.01 per share. Additionally, the Reverse Stock Split will not affect the Company's accumulated deficit and total stockholders' equity will remain unchanged. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Company's Common Stock, which will remain at 50,000,000. Consequently, the Board of Directors effectively will have the authority to issue six times as many shares of Common Stock as it had the authority to issue prior to the Reverse Stock Split. The currently authorized and outstanding shares of the Company's Preferred Stock will not be affected by this vote, other than a pro-rata reduction in the number of shares of Common Stock into which the Preferred Stock are convertible and a pro-rata increase in the per share conversion price. Additionally, outstanding options and warrants will be adjusted, in the manner described in the preceding sentence, automatically on the Effective Date. After giving effect to the Reverse Stock Split, the number of outstanding shares of Common Stock (as of the Record Date)
would be approximately                shares, and the number of outstanding
Preferred Shares would remain                shares, with the result that
authorized but unissued shares available to the Company would be approximately shares. Accordingly, the Reverse Stock Split could result in a significant increase in possible dilution to present stockholders' percentage of ownership of Common Stock due to possible issuances of Common Stock after the Reverse Stock Split.

     The Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. In this regard, the Board of Directors believes the Reverse Stock Split will enhance the acceptability of the Company's Common Stock to the financial community and investing public, will rationalize the number of shares and will assist the Company in maintaining its NASDAQ listing. The Board of Directors also believes that the reduction in the number of outstanding shares of Common Stock caused by the Reverse Stock Split will increase the post-split market price per share of the Common Stock over the pre-split market price per share of the Common Stock. The Board of Directors further believes that the proposed Reverse Stock Split will result in a broader market for the Common Stock than which currently exists. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice, this is not necessarily the case, as certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. The Board of Directors also believes the Reverse Stock Split may enhance the Company's flexibility in its future financing and capitalization needs.

     In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower-priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower-priced stocks economically unattractive to brokers. Furthermore, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stock because the brokerage commission on a sale of lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. The Board of Directors believes that the proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock, particularly by institutional investors, and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

     The Reverse Stock Split also will result in some stockholders owning "odd lots" of less than 100 shares of the Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     However, there can be no assurance that the Reverse Stock Split will increase or will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of the Reverse Stock Split or that the Reverse Stock Split will otherwise have any of the effects described herein.

CHANGES IN STOCKHOLDERS' EQUITY

     As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced by approximately
          to           on the Effective Date. Correspondingly, the Company's
capital in excess of par value, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the company of all currently outstanding Common Stock, will be
increased by approximately           . The following table illustrates the
principal effects of the Reverse Stock Split discussed in the preceding paragraphs:

                                                           PRIOR TO REVERSE    AFTER REVERSE
                                                              SPLIT AND          SPLIT AND
                                                              AMENDMENT          AMENDMENT
                                                            TO CERTIFICATE     TO CERTIFICATE
                                                           ----------------    --------------
NUMBER OF SHARES OF COMMON STOCK
Authorized...............................................     50,000,000         50,000,000
Outstanding..............................................
Reserved for future issuance under stock compensation
  plans..................................................
Available for future issuance by action of the Board of
  Directors (after giving effect to the above
  reservations)..........................................

     Assuming the Amended Certificate effecting the Reverse Stock Split is approved, the Amended Certificate will be filed with the Secretary of State of the State of Delaware immediately after the Special Meeting and the Amended Certificate and the proposed Reverse Stock Split would become effective upon the Effective Date.

CERTIFICATES AND FRACTIONAL SHARES

     If approved by the stockholders, the Reverse Stock Split will occur as of the Effective Date without regard to the date or dates certificates currently representing shares of the Common Stock (the "Old Certificates") are physically surrendered for certificates representing the number of shares of the Common Stock such stockholders are entitled to receive as a consequence of the Reverse Stock Split (the "New Certificates"). In such event, the Old Certificates will be deemed to represent the number of shares of Common Stock resulting from the application of the 1-for-6 Reverse Stock Split. New Certificates will be issued in due course as Old Certificates are tendered to Harris Trust Company of California, which has been designated as the Company's exchange agent ("the Exchange Agent") for exchange or transfer. No fractional shares of Common Stock will be issued upon the effectiveness of the Reverse Stock Split. New Certificates, representing the amount of Old Certificates with any fractional shares created by the Reverse Stock Split rounded up to the nearest whole share ("Additional Shares"), will be issued upon transfer or the request of the individual stockholder. On the Effective Date, the Exchange Agent will be provided with 2,200 shares of unissued Common Stock to hold in trust and to use for those Additional Shares issued in lieu of the fractional shares created by the Reverse Stock Split. Based on information available to the Company, there are an estimated 2200 stockholders and, therefore, 2200 shares should be sufficient to accommodate the required Additional Shares. New Certificates will not be made until a stockholder presents Old Certificates to the Exchange Agent. Also, to the extent that a stockholder presents more than one certificate, the Exchange Agent may aggregate the ownership before calculating whether or not an Additional Share needs to be issued.

SOURCE OF FUNDS; NUMBER OF HOLDERS

     The Company has available and will pay from its cash reserves the funds required to purchase the fractional shares. The Company's stockholder list indicates that a substantial portion of the outstanding shares of Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount of additional Shares that the Company will be required to issue.

     No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company. However, if a transfer of ownership is requested, a fee may be charged by the Exchange Agent for such transfer.

     As of April 30, 1998, the Company had approximately 126 registered stockholders of the Common Stock and, based on market information, 2,000 stockholders not directly registered with the Company. The Company does not expect that the Reverse Stock Split and issuance of Additional Shares of Common Stock in lieu of fractional shares will result in a significant reduction in the number of stockholders of record or beneficial owners of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned as of August 14, 1998, or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent (5%) of the Company's outstanding Common Stock, (ii) each of the Company's directors, and officers, (iii) all executive officers and directors as a group:

                                                               AMOUNT AND
                  NAME AND ADDRESS OF                          NATURE OF          PERCENT OF
                  BENEFICIAL OWNER (1)                    BENEFICIAL OWNERSHIP      CLASS
                  --------------------                    --------------------    ----------
DIRECTORS
Carlo Civelli(2)(5).....................................       4,070,958             16.7%
Stephen W. Desper(3)(5).................................       1,976,128              8.1%
Steven D. Gershick(5)...................................       1,126,144              4.6%
James D. Pace(4)(5).....................................         326,997              1.3%
Jerold H. Rubinstein(5).................................         250,000              1.0%
Gilbert N. Segel(5).....................................         220,000             *
Scot E. Land............................................          63,947             *

EXECUTIVE OFFICERS
Michael Bolcerek........................................          66,667             *
Eric Rene Bos...........................................          16,667             *
Henry Mandell...........................................               0             *
Robert Montelius........................................          16,667             *
Theodore Tanner(5)......................................          41,667             *

OTHERS
CPR (USA) Inc...........................................       2,856,000             4.99%(7)
LibertyView Plus Fund...................................       1,142,400             4.99%(7)
LibertyView Fund, LLC...................................         285,600             4.99%(7)
All directors and executive officers as a group (12
  persons)(5)(6)........................................       8,175,841             33.6%

---------------
 * Indicates that the percentage of shares beneficially owned does not exceed one percent (1%) of the class.

(1) Each of the directors and officers named can be reached at the Company's executive offices located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California, 91364, except for Carlo Civelli, whose address is Seefeldstrasse 214, 8034 Zurich, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

    The address for CPR (USA) Inc. and LibertyView Fund, LLC is 101 Hudson Street, 37th Floor, Jersey City, New Jersey 07302. The address for LibertyView Plus Fund is Bermuda Corp., Hemisphere House, 9 Church Street, Hamilton, Bermuda HMDX.

(2) Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by either, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution.

(3) Does not include 37,853 shares held by Sparkle Co. on behalf of the Estate of Stephen Desper's deceased father, Ira Desper, as to which Mr. Desper disclaims any direct or indirect beneficial interest or control.

(4) Does not include 134,497 shares held by Jeffrey C. Evans, a member of the Advisory Committee of Desper Products, Inc. ("DSI"), and co-owner with Mr. Pace of Audio Intervisual Design and Developing Technologies Distributors. Mr. Pace disclaims any direct or indirect beneficial interest or control of Mr. Evans' shares.

(5) Includes an aggregate of 4,109,127 escrowed performance shares held as of August 14, 1998 as follows: Carlo Civelli, 1,251,792 shares; Jerold H. Rubinstein, 135,000 shares; Stephen W. Desper, 1,736,708 shares; Steven D. Gershick, 758,830 shares; James D. Pace, 114,297 shares; Gilbert N. Segel, 99,000 shares; Theodore Tanner, 13,500 shares.

(6) Includes options to purchase 1,078,468 shares exercisable at various prices from $0.85 to $3.26 per share, and expiring on various dated from February, 2000 to January, 2003.

(7) CPR (USA) Inc., LibertyView Plus Fund and LibertyView Fund LLC are affiliated entities but each has made an individual investment in the Company. In addition to limitations set forth in the Certificate of Designation for the Series A Preferred Stock, which limits ownership of the Common Stock by any holder to 4.99% of the Company's outstanding Common Stock, the three entities have independent legal obligations and internal practices which bar them from collectively owning more than 4.99% of any company's outstanding common stock at any particular time. Therefore, the disclosure reflects beneficial ownership of the aggregate percentage of Common Stock that could be beneficially owned by the three entities combined at any one time, during the effectiveness of this Registration Statement.

     Except as described above, no officer, director, associate or affiliate of the Company will derive any material benefit from the Reverse Stock Split other than the benefits that would be enjoyed by any other person holding the same number of shares.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

     In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Reverse Stock Split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his, her or its personal tax advisor as to: (i) the effect on his, her or its personal tax situation of the Reverse Stock Split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Reverse Stock Split on his, her or its own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

     The Company believes that the Reverse Stock Split will not result in any taxable gain or loss to stockholders or the Company for federal income tax purposes. The tax basis of Common Stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for such Common Stock. For tax purposes, the holding period of the shares exchanged will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split, provided that the shares exchanged were held as capital assets as of the Effective Date.

     THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE REVERSE STOCK SPLIT SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON OR ENTITY. NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THE STOCKHOLDERS OF THE COMPANY AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, ALL

STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCE APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

DISSENTING STOCKHOLDERS RIGHTS

     Dissenting Stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

DATED: August   , 1998
                                          BY ORDER OF THE BOARD

                                          Steven D. Gershick
                                          Chairman, President & CEO

                                   EXHIBIT A

     RESOLVED, that the Certificate of Incorporation of Spatializer Audio Laboratories, Inc. (the "Corporation") be amended by means of a Certificate of Amendment substantially in the form set forth below:

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      SPATIALIZER AUDIO LABORATORIES, INC.

     Pursuant to Section 242 of the Delaware General Corporation Law, Spatializer Audio Laboratories, Inc., a Delaware corporation (the
"Corporation"), hereby certifies as follows:

     FIRST: The name of the Corporation is Spatializer Audio Laboratories, Inc.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended to effect a one-for-six reverse split of the Common Stock by adding a new paragraph after the first paragraph of ARTICLE IV, AUTHORIZED CAPITAL STOCK to read as follows:

          "Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Common Stock authorized and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-sixth ( 1/6) of a share of the Common Stock, par value $0.01 per share (the "Common Stock"), with all resulting fractional shares created thereby rounded up to the nearest whole share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of the Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of the Old Certificates to the Corporation's Exchange Agent for transfer cancellation or exchange, a certificate or certificates representing the number of whole shares of the Common Stock (the "New Certificates") into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates are reclassified under the terms hereof. No fractional shares of Common Stock will be issued. The New Certificates, representing one-sixth ( 1/6) the amount of the Old Certificates with any resulting fractional shares created thereby rounded up to the nearest whole share ("Additional Shares"), will be issued upon transfer, cancellation or exchange by the individual stockholder.

          If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of the Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered.

          In the event that the Corporation's Exchange Agent determines that a holder of Old Certificates has not tendered all of his, her or its Old Certificates for exchange, the Exchange Agent shall carry forward any fractional shares created until all Old Certificates of such holder have been presented for exchange so that all fractional shares may be aggregated to result in the minimum amount of Additional Shares being issued to such holder.

          If any New Certificate is to be issued in a name other than that in which the Old Certificates are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Common Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable."

     THIRD: This Certificate of Amendment of Certificate of Incorporation shall be effective as of October 29, 1998.

     FOURTH: That at any time prior to a vote of the stockholders on the foregoing Certificate of Amendment of Certificate of Incorporation of the Corporation, the Board of Directors may abandon such proposed Certificate of Amendment.

     FIFTH: This Certificate of Amendment of Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors and by the vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Spatializer Audio Laboratories, Inc., has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its President and attested by its Secretary this 29th day of October, 1998.

                                          SPATIALIZER AUDIO LABORATORIES, INC.

                                          By:

                                          --------------------------------------
                                          Steven D. Gershick
                                          President

                                          ATTEST:

                                          --------------------------------------
                                          Secretary

PROXY                                                                      PROXY

                      SPATIALIZER AUDIO LABORATORIES, INC.
                       20700 VENTURA BOULEVARD, SUITE 134
                        WOODLAND HILLS, CALIFORNIA 91364


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF SPATIALIZER AUDIO LABORATORIES, INC.

     The undersigned does hereby appoint Steven D. Gershick and Henry R. Mandell as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Spatializer Audio Laboratories, Inc. held of record by the undersigned on September 15, 1998, at the special meeting of stockholders to be held on October 29, 1998 or any adjournment thereof.

                  Please check this box only if you intend to
                     attend and vote at the Annual Meeting.   [ ]

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                      SPATIALIZER AUDIO LABORATORIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. REVERSE STOCK SPLIT -- Amendment of the       FOR    AGAINST    ABSTAIN    In their discretion, the Proxies are authorized to
   Certificate of Incorporation to reflect                                    vote upon such other business as may properly come
   1-for-6 Reverse Stock Split of the            [ ]       [ ]       [ ]      before the meeting. This Proxy, when properly
   authorized and outstanding shares of                                       executed, will be voted in the manner directed by
   Spatializer Audio Laboratories, Inc.                                       the undersigned stockholder.
   Common Stock.
                                                                              IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                                                                              FOR PROPOSAL 1.

                                                                              DATED:                                           1998
                                                                                     -----------------------------------------

                                                                              -----------------------------------------------------
                                                                              (Signature)

                                                                              -----------------------------------------------------
                                                                              (Signature, if held jointly)

                                                                               Please sign exactly as name appears below. When
                                                                               shares are held jointly, both should sign. When
                                                                               signing as attorney, as executor, administrator,
                                                                               trustee or guardian, please give full title as
                                                                               such. If a corporation, please sign in full
                                                                               corporate name by President or other authorized
                                                                               officer. If a partnership, please sign in
                                                                               partnership name by authorized person.